Exhibit 23(c)

                                 CONSENT OF ENGINEER

          We hereby consent to the incorporation by reference in this registration statement of our report, dated May 9, 1994, which appears in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to Weir International Mining Consultants in this registration statement.


     WEIR INTERNATIONAL MINING CONSULTANTS

     /s/ Kenneth J. Ginnard
     ---------------------------------------
     Kenneth J. Ginnard, Chief Geologist

     Des Plaines, Illinois
     March 25, 1998